UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to § 240.14a-12

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)
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Innovative Industrial Properties, Inc.
11440 West Bernardo Court, Suite 100
San Diego, CA 92127
April [  ], 2020
Dear Stockholder:
You are cordially invited to attend our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., Pacific Time on June 2, 2020 at our San Diego offices located at 11440 West Bernardo Court, Suite 100, San Diego, California 92127. The business that will be conducted at the Annual Meeting is described in the Notice of the 2020 Annual Meeting of Stockholders and Proxy Statement.
We would like to take this opportunity to highlight a few areas of achievement during this past year, which we believe was a truly transformational year for our company.
Outperformance on Execution of Business Model Drove Financial Results and Stockholder Value Creation
In 2019, representing our third full year in our company’s operating history, our team’s focused execution of our business model drove results that well exceeded our expectations:
Acquisitions	Top-Line Growth	Bottom-Line Results	Per Share Results
$745.8 million in total assets, a 165% increase from 2018 $634.2 million of capital committed, a 279% increase from 2018(1) 46 total properties, a 318% increase from 2018	$44.7 million in total revenues, a 202% increase from 2018	$22.1 million in net income available to common stockholders $34.9 million in adjusted funds from operations (“AFFO”), a 259% increase from 2018(2)	$2.03 in net income available to common stockholders per share – diluted $3.27 in AFFO per share – diluted, a 144% increase from 2018(2)

(1)
For 2019, our capital commitment included approximately $491.6 million invested in the aggregate (excluding transaction costs) and an additional approximately $142.6 million available to reimburse certain tenants and sellers for completion of construction and tenant improvements at our properties; and excludes up to $16.4 million, $37.4 million and $4.0 million that may be funded in the future at three of our properties in Illinois, Massachusetts and Pennsylvania, respectively, as the tenants at those properties may not elect to have us disburse those funds to them and pay us the corresponding base rent on those funds. For 2018, our capital commitment included approximately $147.9 million invested in the aggregate (excluding transaction costs) and an additional approximately $19.5 million available to reimburse certain tenants and sellers for completion of construction and tenant improvements at our properties.

(2)
AFFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to AFFO and definitions of terms are included Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Information and Other Metrics — FFO and AFFO” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission (the “SEC”).

This operational and financial outperformance in turn drove continued strong value creation for our stockholders, as reflected in our one-, two- and three-year total stockholder returns and growth in our common stock dividends (we included these time periods, as we completed our initial public offering and consummated the acquisition of our first property in December 2016):
72.6%	150.2%	356.0%	$2.83
one-year TSR(1)	two-year TSR(1)	three-year TSR(1)	2019 Dividends
44.1%	127.8%	323.3%	136% increase from 2018(2)
outperformance over MSCI US REIT Index(4)(5)	outperformance over MSCI US REIT Index(4)(5)	outperformance over MSCI US REIT Index(4)(5)
41.1%	124.5%	302.9%	$1.00
outperformance over S&P 500(5)	outperformance over S&P 500(5)	outperformance over S&P 500(5)	Q4 2019 Dividend(3)

(1)
Total stockholder return (“TSR”) is calculated based on the stock price appreciation and dividends paid to show the total return to a stockholder over a period of time. TSR assumes dividends are reinvested in common stock on the day the dividend is paid.

(2)
Includes quarterly common stock dividends declared during the period.

(3)
Represents the quarterly common stock dividend paid on January 15, 2020 to stockholders of record as of December 31, 2019.

(4)
A real estate investment trust is a “REIT”. MSCI US REIT Index is the “MSCI REIT Index”.

(5)
Measured in annualized TSR for the comparable time period.

Environmental, Social and Governance Priorities
In this proxy statement starting on page 20, we have outlined our environmental, social and governance priorities, which can also be found on our website at www.innovativeindustrialproperties.com under the tab “ESG Priorities.” We are proud of the commitments that we and our tenant partners have made to the work environment and benefits for our employees, sustainable practices and giving back to our communities.
During 2019, we also reached out to a number of our stockholders to discuss our general corporate governance program, including our policy with respect board diversity. In response to those discussions, our nominating and corporate governance committee committed to engaging a diverse field of directors when considering board composition in the future, as described in our proxy statement under “Additional Information Regarding the Board — Identifying and Evaluating Nominees for Directors.” In addition, we appointed Mary Allis Curran to our board of directors in 2019, as discussed below.
We welcome continued discussions with our stockholders and other stakeholders on these and any other topics as we enter our fourth full year of operations.
Proposed Amendments to Our Charter and Bylaws
As permitted by Maryland law, our board of directors has the exclusive power to amend our bylaws. In connection with its regular review of our corporate governance practices and after careful consideration, the nominating and corporate governance committee concluded that amending our charter and bylaws to grant stockholders a concurrent power to amend our bylaws was in the best interests of our company and our stockholders.
Subject to stockholder approval of the amendment of our charter as set forth in proposal 3 of our proxy statement, our board of directors has approved an amendment and restatement of our existing bylaws which allow for the bylaws to be adopted, altered or repealed by the board of directors or by the stockholders, by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter.

Appointment of Mary Allis Curran to our Board of Directors
Mary Allis Curran joined our board of directors in December 2019, increasing our board size to six. Ms. Curran, a former bank executive of MUFG Union Bank, N.A., has extensive experience leading business units and implementing strong, proactive, integrated and effective risk management, in addition to her service on public and private boards of directors. Ms. Curran is an excellent addition to our board of directors, and we expect her to contribute significantly as a board member, and as a member of our audit and nominating and corporate governance committees, for many years to come.
2019 was a tremendous year of execution on our business strategy on all fronts, and we are excited about the future of our company, as a key capital provider to the dynamic, fast-growing medical cannabis industry. We thank you as always for your tremendous support over the past three-plus years, and we are steadfast in our commitment as responsible stewards of your investment and to continue to create enduring, long-term value for our stockholders.
Finally, as you know, the situation regarding COVID-19 continues to rapidly evolve, and we are closely monitoring its impact on the regulated cannabis industry. We are in regular discussions with our tenant partners and are reviewing the rapidly evolving federal, state and local government positions and strategies to address this health crisis and its economic impacts. The team here at Innovative Industrial Properties has implemented its contingency planning, and continues to operate at full capacity, while maintaining the necessary protocols to protect the health and safety of each member of our team. Our thoughts are with all of those who are affected by these events, and we are truly grateful for the selflessness and tireless efforts of the medical professionals, caregivers and researchers who are working on the front lines to fight this new coronavirus.
Alan Gold
Executive Chairman of the Board
April [  ], 2020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE & TIME	8:00 a.m., Pacific Time, on June 2, 2020
PLACE	Innovative Industrial Properties, Inc. 11440 West Bernardo Court, Suite 100 San Diego, CA 92127
ITEMS OF BUSINESS	1. To elect six directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified.
2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020.
3. To approve an amendment to our charter to provide stockholders the ability to alter, amend or repeal our bylaws and adopt new bylaws.
4. To conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement.
5. To conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.
6. To transact such other business as may be properly presented at the annual meeting or any postponement or adjournment of the meeting.
RECORD DATE	You are entitled to vote at the annual meeting if you were a stockholder of record as of the close of business on April 9, 2020.
PROXY MATERIALS	This notice of meeting, the proxy statement, the proxy card, and our 2019 annual report to stockholders, which is not part of the proxy solicitation materials, are available at https://www.cstproxy.com/innovativeindustrialproperties/2020.
PROXY VOTING	If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this proxy statement and our 2019 annual report and how to authorize your proxy online or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We are also sending a paper copy of the proxy materials to any stockholder who has elected to receive its proxy materials by mail. Your proxy is important. Whether or not you plan to attend the annual meeting, please authorize your proxy by Internet or telephone, or, if you received a paper copy of the materials by mail, please mark, sign, date and return your proxy card, so that your shares will be represented at the annual meeting. If you plan to attend the annual meeting and wish to vote your shares personally, you may withdraw your proxy and vote in person at any time before the proxy is voted.
By Order of the Board of Directors,
Alan Gold
Executive Chairman of the Board
April [ ], 2020

INNOVATIVE INDUSTRIAL PROPERTIES, INC.
Proxy Statement Table of Contents

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PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 2, 2020
We are furnishing this proxy statement in connection with the solicitation of proxies by the board of directors (the “Board”) of Innovative Industrial Properties, Inc. (the “Company,” “we,” “our,” and “us”) for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”), to be held at 8:00 a.m., Pacific Time, on Tuesday, June 2, 2020 at 11440 West Bernardo Court, Suite 100, San Diego, CA 92127, as well as in connection with any adjournments or postponements of the meeting. This proxy statement is first being furnished or sent to stockholders on or about April [  ], 2020.
Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:
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FOR the election of the Board’s nominees for director, or for a substitute in the discretion of the designated proxy holders in the event a nominee is unable to serve or declines to do so;

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FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

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FOR the approval of an amendment to our charter to provide stockholders the ability to alter, amend or repeal our bylaws and adopt new bylaws;

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FOR approval on a non-binding advisory basis of the compensation of our named executive officers; and

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FOR the approval, on a non-binding advisory basis, by stockholder vote of the compensation of our named executive officers every three years.

As to any other business which may properly come before the annual meeting and be submitted to a vote of the stockholders, proxies received by the Board will be voted in the discretion of the designated proxy holders. A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the annual meeting, by executing a later dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.
Stockholders can vote in person at the annual meeting or by proxy. There are three ways to vote by proxy:
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By Telephone — Beneficial stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and who live in the United States or Canada may submit proxies by telephone by calling the telephone number indicated in the notice and following the instructions. Beneficial stockholders who have received a paper copy of a proxy card or a voting instruction card by mail may submit proxies by telephone by calling the number on the card and following the instructions. Stockholders submitting proxies by telephone will need to have available the control number that appears on their Notice of Internet Availability, proxy card, or a voting instruction card, as applicable.

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By Internet — Beneficial stockholders who received a Notice of Internet Availability may submit proxies over the Internet by following the instructions on the notice. Beneficial stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

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By Mail — Stockholders who received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

We will bear the cost of the solicitation of proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2020
This proxy statement and our 2019 annual report to stockholders are available at https://www.cstproxy.com/innovativeindustrialproperties/2020.

QUESTIONS AND ANSWERS REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS
Who is soliciting proxies from the stockholders?
Our Board is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.
What will be voted on at the annual meeting?
Our stockholders will vote on five proposals at the annual meeting:
1.
The election of six directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.
The approval of an amendment to our charter to provide stockholders the ability to alter, amend or repeal our bylaws and adopt new bylaws;

4.
An advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

5.
An advisory vote on the frequency of advisory votes on the compensation of our named executive officers.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.
How will we solicit proxies, and who bears the cost of proxy solicitation?
Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. These individuals do not receive separate compensation for these services. Finally, in accordance with regulations of the SEC, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.
Who can vote at the annual meeting?
Our Board has fixed the close of business on April 9, 2020, as the record date for our annual meeting. Only stockholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of April 9, 2020, our only outstanding class of voting securities was common stock, $0.001 par value per share. On that date, we had 50,000,000 shares of common stock authorized, of which [           ] shares were outstanding.
If you (and not your broker) are the record holder of our stock, you can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. You may vote your shares on the Internet, via telephone, or, to the extent you request written proxy materials, by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the Notice and the proxy card.
How many votes must be present to hold the annual meeting?
A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual

meeting. As of April 9, 2020, we had [           ] shares of common stock outstanding; thus, we anticipate that the quorum for our annual meeting will be [           ] shares.
How many votes does a stockholder have per share?
Our stockholders are entitled to one vote for each share held.
What is the required vote on each proposal?
Directors are elected by a plurality vote; the candidates up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Stockholders do not have the right to cumulate their votes.
The approval of the amendment to our charter to provide stockholders with the ability to alter, amend or repeal our bylaws and adopt new bylaws requires an affirmative vote of a majority of the votes entitled to be cast on the matter (that is, a majority of our outstanding shares of common stock).
The affirmative vote of a majority of the votes cast will be required to ratify the appointment of BDO USA, LLP to serve as the our independent registered public accountants; and to adopt, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers. The affirmative vote of a majority of the votes cast will be required to adopt, on a non-binding, advisory basis, a resolution to approve the frequency of the non-binding, advisory votes on the compensation of our named executive officers; provided, however, in the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes (every one, two or three years) to be the option selected by stockholders.
How will the proxy be voted, and how are votes counted?
If you vote by proxy (either voting on the Internet, by telephone or by properly completing and returning a paper proxy card that you receive upon requesting written proxy materials), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:
1.
“FOR” the election of director nominees Alan Gold, Gary Kreitzer, Mary Curran, Scott Shoemaker, Paul Smithers and David Stecher.

2.
“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

3.
”FOR” the approval of an amendment to our charter to provide stockholders the ability to alter, amend or repeal our bylaws and adopt new bylaws.

4.
“FOR” the approval on a non-binding advisory basis of the compensation of our named executive officers.

5.
“FOR” the approval, on a non-binding advisory basis, by stockholder vote of the compensation of our named executive officers every three years.

If you hold your shares in your broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted in any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote”. Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. Under the rules of the New York Stock Exchange (“NYSE”), which is the stock exchange on which our common stock is listed, the ratification of our appointment of our independent registered public accounting firm is considered a routine matter for broker voting purposes, but the election of directors, vote on our charter amendment, advisory vote on compensation of our named executive officers and advisory vote on the frequency of advisory votes on compensation of our named executive officers are not considered routine matters. It is important that you instruct your broker as to how you wish to have your shares voted, even if you wish to vote as recommended by the Board.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board has nominated and recommends for election as directors the six individuals named herein to serve until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified. All of the nominees are presently directors of the Company and following the annual meeting, there will be no vacancies on the Board. Directors are elected by a plurality of all of the votes cast at the annual meeting. Cumulative voting is not permitted. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute nominated by the Board on the recommendation of the nominating and corporate governance committee. The Board does not believe at this time that any substitute nominees will be required. There are no family relationships between any of our directors or executive officers. We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below.
Recommendation of the Board
Our Board recommends that stockholders vote FOR each of the nominees set forth below.
Information Regarding Nominees
The tables below set forth the name, position with our Company and age of each nominee for director as of April 9, 2020, along with the particular skills of each director that contribute to our Board’s collective ability to effectively direct the management of the business and affairs of the Company.
	Alan Gold	Mary Curran	Gary Kreitzer	Scott Shoemaker	Paul Smithers	David Stecher
Extensive commercial real estate experience	X		X
Relevant executive experience	X	X	X		X
High level of financial and capital markets experience	X	X	X			X
Deep understanding of potential medical applications for cannabis	X			X
Strong regulatory and legal knowledge			X		X
Risk oversight experience	X	X	X	X	X	X
Name	Position	Age
Alan Gold	Executive Chairman	59
Gary Kreitzer	Vice Chairman	65
Mary Curran	Director	63
Scott Shoemaker	Director	53
Paul Smithers	President, Chief Executive Officer and Director	63
David Stecher	Director	59
Alan Gold is a co-founder and has served as executive chairman of our Board since our formation in June 2016. Mr. Gold served as chairman, president and chief executive officer of BioMed Realty Trust, Inc. (formerly NYSE: BMR) (“BioMed Realty”), a real estate investment trust (“REIT”) specializing in acquiring, leasing, developing and managing laboratory and office space for th life science industry, from its inception in 2004 through the sale of the company to affiliates of Blackstone Real Estate Partners VIII L.P. in January 2016. Mr. Gold also served as chairman, president and chief executive officer of BioMed Realty’s privately-held predecessor, Bernardo Property Advisors, Inc., from August 1998 until August 2004. In addition, Mr. Gold was a co-founder and served as president and a director of Alexandria Real Estate Equities, Inc. (NYSE: ARE) (“Alexandria Real Estate”), an urban office REIT, from its predecessor’s inception in 1994 until August 1998. Mr. Gold served as managing partner of GoldStone Real Estate Finance and Investments, a partnership engaged in the real estate and mortgage business, from 1989 to 1994. He also served as assistant vice president of commercial real estate for Northland Financial Company, a full service commercial property mortgage banker, from 1989 to 1990 and as real estate investment officer of commercial real estate for John Burnham Company, a regional full service real estate company, from 1985 to 1989. From December 2013 to June 2016, Mr. Gold served on the board of directors and as a member of the nominating and compensation committees of CatchMark Timber Trust, Inc. (NYSE: CTT), a REIT focused on timberland ownership. From August 2011 to March 2013, Mr. Gold also served on the board of directors and as a member of the audit committee of American Assets Trust, Inc. (NYSE: AAT), a REIT focused on acquiring, developing and managing retail, office, multifamily and mixed-use properties. Mr. Gold currently serves as a member of the board of trustees for the Salk Institute for Biological Studies, a research organization dedicated to fundamental research in biology and its relation to health. Mr. Gold received his Bachelor of Science Degree in Business Administration and his Master of Business Administration from San Diego State University. We believe that Mr. Gold’s 30 years of experience in the real estate industry, expertise in NYSE-listed REITs, and extensive management experience make him qualified to serve as executive chairman of our Board.
Gary Kreitzer is a co-founder and has served as one of our directors since our formation in June 2016. Mr. Kreitzer is a co-founder of BioMed Realty and served as its general counsel from the company’s formation in 2004 until August 2012, as BioMed Realty’s director until January 2016 and as BioMed Realty’s executive vice president until February 2017. Mr. Kreitzer also served in the same roles with Bernardo Property Advisors from December 1998 to August 2004. Mr. Kreitzer was a co-founder and served as senior vice president and in-house counsel of Alexandria Real Estate from its predecessor’s inception in 1994 until December 1998. From 1990 to 1994, Mr. Kreitzer was in-house counsel and vice president for Seawest Energy Corporation, an alternative energy facilities development company. Mr. Kreitzer also served The Christiana Companies, Inc., a publicly traded investment and real estate development company, in a number of roles from 1982 to 1989, including as in-house counsel, secretary and vice president. Mr. Kreitzer is a member of the California Bar, and holds a Bachelor of Arts Degree from the University of California, San Diego, and a Juris Doctor Degree with honors from the University of San Francisco. We believe that Mr. Kreitzer’s 38 years of experience in the real estate industry, expertise in NYSE-listed REITs, and legal expertise are valuable to our Board.
Mary Curran has served as one of our directors since December 2019. Ms. Curran spent 25 years at MUFG Union Bank, N.A., during which time she held several executive level positions, including Executive Vice President, Corporate Banking Chief Risk Officer from 2011 to 2014, and Executive Vice President, Head of The Private Bank at Union Bank from 2006 to 2011. During her time with Union Bank, Ms. Curran worked closely with its board and management to build an infrastructure focused on a strong, proactive, integrated and effective risk management. Ms. Curran was also tasked with improving the performance of Union Bank’s Wealth Management practice, a business unit with offices throughout California, Washington and Oregon. Prior to 2006, she spent 17 years in leadership roles in commercial banking. Ms. Curran currently serves on the Board of Directors, Audit Committee and Enterprise Risk Committee of Banc of California, Inc. (NYSE: BANC), a financial institution, a position she has held since June 2017. She also serves on the Board of Directors, Nominating/Governance Committee and Compensation Committee for Hunter Industries, a privately held global irrigation, landscape lighting and custom manufacturing company. In addition, Ms. Curran recently served as Chair of San Diego State University’s Campanile Foundation Board and Executive Committee, and currently chairs the university’s Nominating and Governance Committee and serves on the university’s Athletics Committee. Previous board service includes Chair of the California Bankers Association, where she remains involved on the Banker Benefits Board. Ms. Curran is a NACD Governance Fellow, and holds a Bachelor of Science degree in Journalism from the University of Colorado, Boulder and a Master’s degree in Business from San Diego State University. We believe that Ms. Curran’s executive management, financial and risk management expertise are valuable to our Board.
Scott Shoemaker, MD has served as one of our directors since November 2016. Mr. Shoemaker is a practicing orthopedic surgeon specializing in pediatrics and trauma for Kaiser Permanente, an integrated managed care consortium, since 1999. He is also an inventor, assists in the development of medical devices and is on a patent for a spine deformity system developed by NuVasive, Inc. for which he receives royalties.

Mr. Shoemaker is also a founder of BOSS Logic, LLC, a company designed to generate ideas for the intellectual property and biotechnology sectors. BOSS Logic, LLC holds multiple patents relating to how mobile devices share and distribute contact information. He is part owner and developer of Aztek Paddles, a carbon fiber company. In this role, he assisted in designing paddles, writing patents and testing paddles. We believe that Mr. Shoemaker’s management experience and medical expertise are valuable to our Board.
Paul Smithers is a co-founder and has served as our president and chief executive officer since our formation in June 2016 and as a director since November 2016. From August 2013 to July 2015, Paul Smithers served as co-founder and chief legal officer of Iso Nano International, LLC, a designer and manufacturer of advanced materials for use in the aerospace, consumer goods, electronics and safety industries. Prior to his time at Iso Nano, Mr. Smithers was the managing partner of Smithers & Player, Attorneys at Law from September 1989 to July 2013. Mr. Smithers is a member of the California Bar. We believe that Mr. Smithers’ management expertise and over 35 years of legal and regulatory experience are valuable to our Board.
David Stecher has served as one of our directors since November 2016. Since March 2019, Mr. Stecher has served as Managing Director at CapAcuity LLC, an investment advisor specializing in the design and implementation of executive benefit savings plans for mid-sized and large companies. Previously, Mr. Stecher led the executive benefits practice at both NFP Retirement and its sister company, Retirement Plan Advisory Group, from December 2009 to March 2019. Mr. Stecher served, from April 2004 to September 2009, as executive vice president for Retirement Capital Group, a company that provides employee compensation and benefits advisory services; from January 1984 to September 1986, as tax and auditing accountant for KPMG Peat Marwick; and from June 1997 to April 2004, as executive vice president and head of West Coast operations for AXA Advisors’ executive benefits group, a group that designs and implements corporate executive benefits and provides individual planning for asset accumulation and preservation. Mr. Stecher holds a wide range of certifications, including Certified Public Accountant (inactive), Certified Financial Planner, Chartered Life Underwriter and Chartered Financial Consultant, as well as his Series 6, 7, 63, 65 and 24 licenses. We believe that Mr. Stecher’s expertise in employee compensation and benefits as well as his finance and accounting background and experience are valuable to our Board.
Additional Information Regarding the Board
Board Independence
Our Board has determined that each of our current directors, except for Messrs. Gold and Smithers, has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and is “independent” within the meaning of our director independence standards, which include the NYSE director independence standards, as currently in effect. Furthermore, our Board has determined that each of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and is “independent” within the meaning of our director independence standards.
Board Meetings
Our Board held nine meetings during fiscal 2019. No director attended fewer than 95% of the aggregate of the total number of meetings of our Board and the total number of meetings of committees of our Board on which he served during the period for which he was a member. Ms. Curran was appointed to our Board on December 31, 2019, and there were no Board or committee meetings on December 31, 2019.
To ensure free and open discussion among the independent directors of the Board, regularly scheduled executive sessions are held, at which only independent directors are present. The person nominated by the independent directors serves as the presiding director at each such executive session.
Board Leadership Structure and Role in Risk Oversight
Our Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the Board or, if the roles are separate, whether the chairman should be selected from the independent directors. Our Board understands that there is no single, generally accepted approach to providing Board leadership and believes that it should have the flexibility to periodically determine the leadership structure that is best for our Company. Consistent with this understanding, our independent directors consider the Board’s leadership structure on an annual basis.
The Board believes that its current leadership structure, with Mr. Gold serving as executive chairman and Mr. Smithers serving as president, chief executive officer and director, is appropriate. Mr. Gold is involved in both our day-to-day operations and the strategic decision making at the Board level. We believe our current leadership structure is the optimal structure for us because it provides our Company with strong, effective and consistent leadership.
Our Board plays an active role in overseeing the management of our risks. The committees of our Board assist our full Board in risk oversight by addressing specific matters within the purview of each committee. The audit committee focuses on oversight of financial risks; the compensation committee focuses primarily on risks relating to executive compensation plans and arrangements; and the nominating and corporate governance committee focuses on reputational and corporate governance risks, including the independence of our Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board keeps itself regularly informed regarding such risks, including through committee reports.
Compensation Committee Interlocks and Insider Participation
There were no insider participations or compensation committee interlocks among the members of the compensation committee during fiscal year 2019. At all times during fiscal year 2019, the compensation committee was comprised solely of independent, non-employee directors.
Board Composition
The Board reflects a highly-engaged group of directors. Pursuant to its charter, in identifying candidates to recommend for election to the Board, the nominating and corporate governance committee considers the following criteria: (1) personal and professional integrity, ethics and values, (2) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, (3) experience in our industry and with relevant social policy concerns, (4) diversity of experience, profession and background, both on an individual level and in relation to the Board as a whole, (5) experience as a board member of another publicly held company, (6) academic expertise in an area of our operations and (7) practical and mature business judgment, including ability to make independent analytical inquiries. The nominating and corporate governance committee evaluates and determines the appropriate and desirable mix of characteristics, skills and experience for the Board as a whole, as well as the qualifications and attributes of individual directors and candidates, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Our directors, qualification criteria and the effectiveness of our nomination policies are reviewed annually by the nominating and corporate governance committee.
Identifying and Evaluating Nominees for Directors
The nominating and corporate governance committee will generally poll Board members and members of management for their recommendations and may also hire a search firm if deemed appropriate to identify and perform background due diligence on potential candidates, with a focus on creating a pool of qualified director candidates through a robust search process. An initial slate of candidates will be presented to the chair of the nominating and corporate governance committee, who will then make an initial determination as to the qualification and fit of each candidate. Candidates will be interviewed by the executive chairman and independent Board members. The nominating and corporate governance committee will then approve final director candidates and, after review and deliberation of all feedback and data, will make its recommendation to our Board. Recommendations received from stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the nominating and corporate governance committee.
As previously disclosed, our Board is committed to engaging a diverse field of directors when considering Board composition in the future. With this comes the commitment that as Board seats become available, the nominating and corporate governance committee will continue to actively identify qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. The nominating and corporate governance committee is confident that with this commitment, individuals with diverse personal characteristics will have significantly better representation and visibility within the pool of Board candidates from which future Board members will be selected and nominated.
On December 31, 2019, the size of our Board was increased to six directors, and Ms. Curran, a former executive with extensive experience in the financial industry, was appointed to our Board.
The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to articles supplementary designating the rights of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.
Each of the nominees for election as director at the annual meeting is recommended by the nominating and corporate governance committee to stand for reelection.
Director Evaluations
The Board is committed to conducting regular evaluations of itself, its committees and individual directors. Each year, directors meet in executive session to conduct these evaluations, utilizing detailed Board, committee and individual director written questions as a basis for such discussions. These questions cover numerous topics at the Board and committee levels, including but not limited to feedback regarding general board practices and areas for improvements; an evaluation of individual director skill sets and contributions, including in the context of the evolving needs of the Company; and the overall effectiveness of the Board and its committees in overseeing and guiding the Company.
Board Succession Planning
The Board is continually evaluating its effectiveness, and believes that the current Board members are highly engaged and provide the appropriate diversity and depth of experience to guide the Company. As we completed our initial public offering and consummated the acquisition of our first property in December 2016, each of our Board members’ tenure on the Board is less than four years, and Ms. Curran’s tenure on the Board is less than one year. While our current Board members are highly dedicated as long-term directors to provide us guidance in a rapidly evolving industry, our nominating and corporate governance committee is committed to ensuring a smooth transition of skills, experience and diversity of perspective as retirements occur.
Compensation of Directors
From January 1, 2019 through May 20, 2019 each non-employee director received an annual retainer of $25,000 in cash (except in the case of Mr. Kreitzer, who serves as vice chairman of the Board and received an annual retainer of  $50,000 in cash) and an annual retainer of  $40,000 payable in restricted shares of common stock under the 2016 Omnibus Incentive Plan (the “Incentive Plan”) (except in the case of Mr. Kreitzer, who received an annual retainer of  $50,000 payable in restricted shares of common stock under the Incentive Plan), which vest in their entirety one year from the date of grant. The audit committee chair received an additional annual retainer of  $5,000 in cash and any other committee chair received an additional annual retainer of  $2,500 in cash. All non-employee directors were reimbursed for their costs and expenses in attending our Board meetings. Any member of our Board who is also an employee of our Company did not receive additional compensation for serving as a director.

Effective as of May 21, 2019, our director compensation program was amended as follows: each non-employee director receives an annual retainer of  $50,000 in cash (except in the case of Mr. Kreitzer, who receives an annual retainer of  $100,000 in cash) and an annual retainer of  $80,000 payable in restricted shares of common stock under the Incentive Plan (except in the case of Mr. Kreitzer, who receives an annual retainer of  $100,000 payable in restricted shares of common stock under the Incentive Plan), which vest in their entirety one year from the date of grant. The audit committee chair receives an additional annual retainer of  $10,000 in cash and any other committee chair receives an additional annual retainer of  $5,000 in cash. All non-employee directors continue to be reimbursed for their costs and expenses in attending our Board meetings. The Company also will grant $80,000 in restricted shares of common stock under the Incentive Plan to each non-employee director who is initially elected or appointed to the Board on the date of such initial election or appointment, which vest in their entirety one year from the date of grant. Any member of our Board who is also an employee of our Company continues to not receive additional compensation for serving as a director.
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2019.
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Gary Kreitzer	$86,677	$100,084	$186,761
Mary Curran	—	80,043	80,043
Scott Shoemaker, M.D.	44,355	80,068	124,423
David Stecher	48,387	80,068	128,455

(1)
Alan Gold, our executive chairman, and Paul Smithers, our president and chief executive officer, are not included in this table because they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Gold and Smithers as employees is shown in the Summary Compensation Table below.

(2)
Represents the grant date fair value of restricted stock awarded in 2019 based on the closing price of our common stock on the date of such grant, as determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation, or ASC Topic 718. During 2019, Messrs. Shoemaker and Stecher were each granted 916 shares of restricted stock and Mr. Kreitzer was granted 1,145 shares of restricted stock. The shares granted to Messrs. Kreitzer, Shoemaker and Stecher vest in their entirety on May 22, 2020. In addition, each of Messrs. Kreitzer, Shoemaker and Stecher was granted 1,697 shares of restricted stock in 2017, of which 566 shares remain unvested and vest on May 24, 2020. In connection with her appointment to our Board on December 31, 2019, Ms. Curran was granted 1,055 shares of restricted stock, which vest in their entirety on December 31, 2020. These shares represent the only unvested shares of restricted stock held by our non-employee directors at December 31, 2019.

Policy Governing Stockholder Communications with the Board
Our Board welcomes communications from our stockholders. Any stockholder or other interested party who wishes to communicate with the Board or one or more members of the Board should do so in writing in care of the General Counsel of Innovative Industrial Properties, Inc., at our San Diego office, 11440 West Bernardo Court, Suite 100, San Diego, California 92127. The General Counsel is directed to forward each appropriate communication to the director or directors for whom it is intended.
Policy Governing Director Attendance at Annual Meetings of Stockholders
We encourage, but do not require, our Board members to attend the annual meeting of stockholders. All of our Board members attended our 2019 annual meeting of stockholders.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that applies to our officers, employees, agents and directors. In addition, our Board has adopted Corporate Governance Guidelines to assist the

Board in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The Code of Business Conduct and Ethics and Corporate Governance Guidelines are posted on our website at www.innovativeindustrialproperties.com.
Current Committee Membership(1)
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gary Kreitzer	X	Chair	X
Mary Curran	X		X
Scott Shoemaker, M.D.		X	Chair
David Stecher	Chair	X
Number of Meetings in 2019	4	5	3

(1)
The Board periodically reviews committee membership and may rotate membership during the year. Accordingly, the membership described in the table may change during 2020. On January 13, 2020, our Board appointed Ms. Curran to the Audit Committee and Nominating and Corporate Governance Committee, replacing Mr. Shoemaker on the Audit Committee and Mr. Stecher on the Nominating and Corporate Governance Committee.

Audit Committee
The audit committee is composed of Messrs. Kreitzer and Stecher and Ms. Curran, each of whom is an independent director for purpose of service on the audit committee and “financially literate” under the rules of the NYSE. Mr. Stecher serves as chair of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the Board in overseeing:
•
our accounting and financial reporting processes;

•
the integrity and audits of our consolidated financial statements;

•
our compliance with legal and regulatory requirements;

•
the qualifications and independence of our independent registered public accounting firm; and

•
the performance of our independent registered public accounting firm and any internal auditors.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, reviewing the appointment of the internal auditor, approving professional services provided by the independent registered public accounting firm and the related audit and non-audit fees.
Compensation Committee
The compensation committee is composed of Messrs. Kreitzer, Shoemaker and Stecher, each of whom is an independent director under the rules of the NYSE. Mr. Kreitzer serves as chair of the compensation committee, which is responsible for:
•
evaluating the performance of and compensation of our chief executive officer;

•
reviewing and approving the compensation and benefits of our executive officers and members of our Board; and

•
administering our Incentive Plan, as well as any other compensation, stock option, stock purchase, incentive or other benefit plans.

The compensation committee is primarily responsible for establishing and implementing our compensation program and policies. To fulfill its responsibilities, the compensation committee may engage, oversee and provide appropriate funding for advisors and consultants to advise the committee on executive compensation matters.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee is composed of Messrs. Kreitzer and Shoemaker and Ms. Curran, each of whom is an independent director under the rules of the NYSE. Mr. Shoemaker serves as chair of the nominating and corporate governance committee, which is responsible for:
•
seeking, considering and recommending to the full Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

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periodically preparing and submitting to the Board for adoption the committee’s selection criteria for director nominees;

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reviewing and making recommendations on matters involving general operation of the Board and our corporate governance;

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recommending to the Board nominees for each committee of the Board; and

•
annually facilitating the assessment of the Board’s performance as a whole and of the individual directors and reports thereon to the Board.

The nominating and corporate governance committee operates under a written charter adopted by the nominating and corporate governance committee and approved by the Board. The charter is available in the investor relations section of our website (www.innovativeindustrialproperties.com).

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has appointed BDO USA, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020, and our Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. BDO USA, LLP has audited our financial statements since our inception in 2016. Representatives of BDO USA, LLP are expected to be present at the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees.   The aggregate fees billed to us by BDO USA, LLP, our independent registered public accounting firm, for the indicated services for the years ended December 31, 2019 and 2018 were as follows (dollars in thousands):
	2019	2018
Audit Fees(1)	$642	$220
Audit Related Fees	—	—
Tax Fees	37	13
All Other Fees	—	—
Total	$679	$233

(1)
Audit fees consist of fees for professional services performed by BDO USA, LLP for the audits of our annual financial statements, reviews of our interim financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements. For the year ended December 31, 2019, audit fees also include fees for professional services performed by BDO USA, LLP in connection with our public offerings of shares of common stock and private issuance of exchangeable senior notes of  $159,000, and fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting. For the year ended December 31, 2018, audit fees also include fees for professional services performed by BDO USA, LLP in connection with our public offerings of shares of common stock of  $85,000.

Our audit committee has established a policy that requires all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee or a designated audit committee member. These services may include audit services, audit related services, tax services and other services. Our audit committee pre-approved our engagement with BDO USA, LLP to provide tax services for our fiscal years ended December 31, 2019 and 2018. Our audit committee considers whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.
Stockholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain that firm and may decide to retain the firm, even in the absence of stockholder ratification. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.
The affirmative vote of a majority of the votes cast on the proposal at the annual meeting is required for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Recommendation of the Board
Our Board recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
Audit Committee Report
The audit committee of the Board oversees the Company’s financial accounting and reporting processes and the integrated audit of the consolidated financial statements of the Company. All committee members satisfy the definition of independent director set forth in the listing standards of the New York Stock Exchange. The Board has adopted a written charter for the audit committee, a copy of which is available on the Company’s website at www.innovativeindustrialproperties.com.
In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.
The Company’s independent registered public accounting firm, BDO USA, LLP, is responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. BDO USA, LLP met with the committee and expressed its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with and provided the committee written communication regarding other matters as required under the standards of the Public Company Accounting Oversight Board (United States), including those matters required under Auditing Standard No. 1301 (Communications with Audit Committees). In addition, BDO USA, LLP discussed the auditors’ independence from the Company and the Company’s management and delivered to the audit committee the written disclosures and the letter satisfying the applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the audit committee concerning independence.
The committee discussed with BDO USA, LLP the overall scope and plan of its integrated audit. The committee meets with BDO USA, LLP, with and without management present, to discuss the results of its integrated audit and reviews, its evaluations of internal controls, and the overall quality of financial reporting. The audit committee performed and discussed evaluations of BDO USA, LLP, internal auditor and the Company’s chief financial officer.
In reliance on the reviews and discussions referred to above, the committee has recommended that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the audit committee.
David Stecher, Chair
Mary Curran
Gary Kreitzer
Date of report: February 24, 2020

PROPOSAL 3
AMENDMENT TO CHARTER TO PROVIDE
STOCKHOLDERS WITH THE ABILITY TO AMEND OUR BYLAWS
Proposal
Our Board has adopted and declared advisable, and recommends for your approval, an amendment to the Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (our “Charter”) to revise the last sentence of Article V, Section 5.6 in order to allow both directors and stockholders to amend our bylaws in accordance with the provisions of the bylaws (the “Proposed Charter Amendment”). Set forth below is the entire text of Article V, Section 5.6 of our Charter, with the additions and deletions proposed by Proposal 3 indicated by underline and strike out, respectively:
“Section 5.6   Charter and Bylaws.   The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws. The Board shall have the non-exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.”
Additional Information
The general description of the Proposed Charter Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Charter Amendment, which is attached as Appendix A to this proxy statement and is incorporated by reference herein.
Currently, our bylaws provide that, with the exception of provisions in our bylaws relating to the control share and business combination provisions of the MGCL, which provisions may not be amended without stockholder approval, the Board has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws. Subject to stockholder approval of the Proposed Charter Amendment, the Board has approved an amendment and restatement of our existing bylaws (the “Second Amended and Restated Bylaws”), which will allow for the bylaws to be adopted, altered or repealed by the Board or by the stockholders, by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter. Approval of the Second Amended and Restated Bylaws does not require stockholder action. The adoption of the Second Amended and Restated Bylaws is conditioned upon the approval of the Proposed Charter Amendment at the annual meeting and upon effectiveness of the Proposed Charter Amendment.
If this proposal is approved by stockholders, we will cause the Articles of Amendment to be promptly filed with the State Department of Assessments and Taxation in Maryland (the “SDAT”) and the Second Amended and Restated Bylaws will be concurrently adopted. If the Proposed Charter Amendment is not approved by stockholders, then the Articles of Amendment will not be filed with the SDAT, the Second Amended and Restated Bylaws will not be adopted and the Board will continue to have the exclusive power to adopt, alter or repeal any provision of the bylaws pursuant to our Charter.
Vote Required
The affirmative vote of a majority of the votes entitled to be cast on the matter (that is, a majority of our outstanding shares of common stock) is required to approve the Proposed Charter Amendment. For purposes of the vote on Proposal 3, abstentions and broker-non-votes will have the same effect as votes cast against the proposal.
Recommendation
The Board recommends a vote FOR the approval of the Proposed Charter Amendment.

PROPOSAL 4
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as a matter of good corporate governance, we are asking our stockholders to vote on a non-binding, advisory basis to approve the compensation paid to our named executive officers, as described in the Compensation Discussion and Analysis and the executive compensation tables narrative that follow.
In an effort to align the interests of management with those of our stockholders, our compensation program focuses on pay-for-performance principles that focus on the achievement of both short-term and long-term financial and operational metrics. Our compensation mix rewards the continued performance of the Company, encourages a disciplined approach to management, and maintains focus on the creation of long-term value for our stockholders. We believe this structure is competitive and allows us to attract, motivate, and retain highly qualified executive officers.
In connection with reviewing our compensation program and the 2019 compensation paid to our named executive officers, it is important to consider the Company’s exceptional performance results achieved during 2019 as well as our total stockholder performance across multiple periods. During the 3-year performance period ending December 31, 2019, our Company achieved a total stockholder return of 356%, significantly outperforming the MSCI US REIT Index’s and S&P 500’s total stockholder returns during the same time period of 33% and 53%, respectively. These performance results are discussed in detail in the “Executive Compensation” section beginning on page 24.
Recommendation of the Board
Our Board recommends that stockholders vote for the approval on a non-binding, advisory basis, of the compensation of our named executive officers.

PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Company’s stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of the named executive officers (as described in proposal 4 of this proxy statement) should occur every one, two or three years. Under the rules issued by the SEC, stockholders shall also have the option to abstain from voting on the matter. The stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or our Board.
Although the vote is non-binding, our compensation committee and Board value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.
Our Board has determined that an advisory stockholder vote on executive compensation every three years is the best approach for the Company and its stockholders for a number of reasons, including the following:
•
Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance.   As described in the Compensation Discussion and Analysis section below, one of the core principles of our executive compensation program is to ensure management’s interests are strongly aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year service periods to encourage our named executive officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation program to be evaluated over a similar time-frame and in relation to our long-term performance.

•
A triennial vote will provide us with the time to thoughtfully evaluate and respond to stockholders’ sentiments and implement any necessary changes.   We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program and to ensure its continued motivation and retention of our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our management team and compensation committee sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to effectively and thoughtfully implement any decisions related to such changes.

•
We will continue to engage with our stockholders regarding our executive compensation program during the period between stockholder votes.   Frequent engagement with our stockholders is a key component of our corporate governance. We seek and are open to input from our stockholders regarding board and governance matters, as well as our executive compensation program. We believe our stockholders’ ability to contact us at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

The option of one year, two years or three years that receives a majority of the votes cast shall be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders.
Recommendation of the Board
Our Board recommends a vote FOR EVERY THREE YEARS regarding the frequency of the stockholder vote to approve the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Please note: Stockholders are not voting to approve or disapprove our Board’s recommendation regarding this proposal 5.

EXECUTIVE OFFICERS
Our executive officers as of April 9, 2020 are as follows:
Name	Position
Alan Gold	Executive Chairman
Paul Smithers	President and Chief Executive Officer
Catherine Hastings	Chief Financial Officer, Chief Accounting Officer and Treasurer
Brian Wolfe	Vice President, General Counsel and Secretary
Biographical information for Ms. Hastings and Mr. Wolfe is set forth below. Biographical information with respect to Messrs. Gold and Smithers is set forth above under “Election of Directors — Information Regarding Nominees.”
Catherine Hastings, age 50, has served as our chief financial officer since June 2017 and as our chief accounting officer and treasurer since January 2017. Until December 2016, Ms. Hastings served as vice president, internal audit of BioMed Realty, having joined BioMed Realty in 2009. Prior to that, Ms. Hastings was director of financial accounting and audit for Corky McMillin Companies, a privately held real estate land developer and homebuilder, from 2004 to 2009. Prior to her role at Corky McMillin Companies, Ms. Hastings was a senior manager with KPMG LLP, where she audited the financial statements for public and private companies in a broad range of industries, with a focus on real estate. Ms. Hastings received her Master of Science in Accountancy from San Diego State University and her Bachelor of Arts in Economics and minor in Management from the University of California, Irvine. She is a Certified Public Accountant (inactive), Certified Internal Auditor and a member of the American Institute of Certified Public Accountants, CalCPA and the Institute of Internal Auditors.
Brian Wolfe, age 44, has served as our vice president, general counsel and secretary since September 2016. Until March 2016, Mr. Wolfe served as vice president, corporate legal and assistant secretary of BioMed Realty, having joined BioMed Realty in 2007. Prior to that, Mr. Wolfe was an attorney with Latham & Watkins LLP, where he represented public and private companies in a broad range of industries with a focus on corporate finance, mergers and acquisitions, securities law compliance and corporate governance. Mr. Wolfe received his Juris Doctor Degree with honors from the University of Virginia School of Law and his A.B. in Economics with honors from Harvard College. Mr. Wolfe is a member of the California State Bar and San Diego County Bar Association.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES
Our team is focused on delivering innovative and superior real estate capital solutions across the United States for the state-regulated medical-use cannabis industry. Named as one of the Green Entrepreneur Top 100 Cannabis Companies, we attribute our success in part by our ability to make a positive difference for all of our stakeholders.
For many of our tenants, our real estate capital solutions have been a key source of growth capital allowing them to continue their expansion, create good quality jobs, provide the highest quality medical cannabis products to patients in need and contribute to many communities across the country. Our portfolio of properties has grown to over three million rentable square feet of specialized properties for the regulated cannabis industry since our inception in December 2016, and we are proud of what our team has accomplished as a key capital provider to this promising industry in such a short period of time.
Our Environmental Responsibility
As an owner of specialized industrial properties throughout the United States, we place a high priority on the protection of our assets, communities and the environment. We and our tenant partners demonstrate commitment to good stewardship at both our offices in San Diego, California and at our properties nationwide.
Our environmental responsibility begins with our corporate offices and how we manage our daily activities. Our Company promotes energy efficiency and encourages a paperless environment. We also encourage employees to reduce and eliminate the use of plastics by providing silverware, flatware, and drinkware. In addition, we implement waste reduction by focusing on recycling paper, batteries, toners and electronics.
As a leader in the net lease sector of the regulated medical cannabis industry, the properties in our portfolio are absolute triple net leased to our tenants, and each tenant is generally responsible for maintaining the buildings, including controlling their energy usage and implementing environmentally sustainable practices at each location. As such, we do not take an active role in the development or redevelopment of our properties, although our tenants do take various environmentally focused initiatives at the properties they lease from us. Below is an illustrative sampling of some of the enhancements implemented by our tenants:
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High-efficient LED lighting to reduce energy consumption, while maintaining optimal cultivation environments;

•
Water-cooled HVAC equipment (such as chillers), which creates a significantly more energy-efficient heat removal process over traditional HVAC equipment;

•
Rain catchment systems to significantly reduce municipal water needs;

•
Water recycling systems to recycle water in cultivation activities; and

•
Tiered cultivation to maximize productivity for a given square footage and reduce resources required for production.

Our Social Responsibility
We are committed to providing an engaging work environment for our team members, with meaningful career advancement opportunities, and are focused on taking an active role in the betterment of our community. Each employee is a fully integrated member of our team, where we meet as a group every week and encourage every person to actively participate in those meetings by providing their input as we execute our corporate strategy.
Moreover, our company focuses on providing highly specialized real estate for licensed medical-use cannabis operators. With programs adopted in over 30 states representing the large majority of the United States population, medical-use cannabis provides an alternative treatment for patients suffering from a variety of serious medical conditions, including epilepsy, chronic pain, cancer and HIV/AIDS. Our entire business model is predicated on providing the facilities for licensed operators to reach as many patients as they can with the highest quality products in a compassionate, safe environment. We are energized by the passion of our tenants and their focus on elevating personal wellness and providing an opportunity for patients suffering from serious medical conditions to have access to alternative treatment through cannabis.
Diversity
We focus on employing the most talented individuals who possess a broad range of experiences, backgrounds and skillsets that enable our Company to grow and thrive. Over time, we have hired, developed and retained a diverse workforce that is a key component in our success.
Furthermore, we are an equal opportunity employer, and are committed to the principle of equal employment opportunity for all employees and to providing employees with an inclusive work environment free of discrimination and harassment. All employment decisions are based on qualifications, merit and business needs, without regard to race, color, creed, gender, religion, sex, national origin, ancestry, pregnancy, age, marital status, registered domestic partner status, sexual orientation, gender identity, protected medical condition, genetic information, physical or mental disability, veteran status, or any other status protected by the laws or regulations in the locations where we operate.
Employee Benefits and Continuing Education
We are dedicated to the well-being of every one of our employees. We provide the same benefits to all of our employees as we provide to our executive officers. These include comprehensive health insurance, including medical, dental and vision to the employee and every member of his or her immediate family at no cost to any employee, a 401(k) plan with a matching contribution by our Company, disability insurance and competitive paid time-off benefits. We are also committed to maintaining a safe and healthy working environment for our employees. To that end, we have implemented an Injury and Illness Prevention Program, which is designed to prevent workplace accidents, injuries and illness, and to comply with all safety and health standards.
We also invest in our employees by promoting continuing education and sponsoring related courses to ensure expertise in our field, including commercial real estate, cannabis, property management, legal and accounting courses. Our employees are the heart of what we do and lifelong learning is a priority at our Company.
Community Involvement
We and our team members have taken an active role in supporting our local communities through civic involvement with non-profit organizations and corporate donations. Our tenants are extensively involved in the communities in which they operate, hosting events and giving back to those communities. Additionally, and perhaps most importantly, many of our properties are located in neighborhoods throughout the country that have struggled economically. We and our operator tenants have invested significantly into these properties, developing businesses that provide for good quality jobs with meaningful opportunities for career advancement and providing local authorities much-needed additional tax revenues to fund community needs.
We strive to be a good corporate citizen for our community by supporting charitable organizations that promote local children’s community events and social well-being. We are proud to support local charities through corporate financial contributions, including “Tabletops and Tea” for Rady Children’s Hospital. We also initiated an employee matching gifts for education program to support our employees’ commitment to education.
Our Tenants’ Missions and Community Engagement
Our tenants focus every day on providing the highest-quality, safe and reliable cannabis products to improve the lives of those suffering from a variety of medical conditions, including cancer, glaucoma, HIV/AIDS, Lou Gehrig’s disease, Crohn’s disease, Alzheimer’s disease, chronic pain, seizures and PTSD, among others. Our tenants across the United States are also dedicated to serving their communities. Below are a few illustrative examples of our tenants’ focus on giving back and social responsibility:

•
Cresco Labs Inc. (“Cresco”) sponsors its Social Equity and Education Development (“SEED”) initiative, a national social equity initiative promoting inclusion, expungement, equality, access and community engagement. The SEED initiative focuses on three main areas:

•
Social Equity — Cresco collaborates with community organizations and local agencies to facilitate expungement events that assist individuals formerly convicted expungable offenses in obtaining clearance to work in the cannabis industry.

•
Incubation — Cresco provides an incubator program that provides participants practical, real-life education on all facets of the cannabis business, including business formation, regulatory compliance, cultivation, manufacturing and operational support. Through this program, Cresco offers industry guidance, assistance with the state application completion, and support on securing a property for the participant’s application.

•
Education and Workforce Development — Cresco collaborates with colleges and universities on curriculum and course work development to educate and prepare students for pursuing a career in the cannabis industry, including those newly eligible for employment through expungement.

•
Green Thumb Industries Inc. (“GTI”) sponsors the Illinois License Education Application Program (“LEAP”), a pro bono initiative in which GTI’s license-winning application team provides free application assistance to Illinois social equity applicants. Through LEAP, GTI seeks to reduce the barriers to cannabis business ownership for minorities and others most impacted by the war on drugs by lending the expertise of the company’s in-house license application team to qualified social equity applicants.

•
In addition, GTI actively supports numerous other organizations and causes, including job training and placement programs that combat homelessness and poverty; programs that promote economic development and growth of small, minority and women owned businesses; Illinois Women in Cannabis; children’s charities; programs that advocate for intellectual and developmental disabilities; and the Veterans Cannabis Project.

•
LivWell Enlightened Health (“LivWell”) created LivWell Cares, the philanthropic arm of LivWell Enlightened Health (LivWell), which works with the local communities to lead clean-up activities and charitable drives and to support people in need. Charitable events funded by LivWell Cares include contributions to honor members of the military, veterans and first responders, including those who have battled PTSD; mental wellness and suicide prevention; community gardens; food banks; initiatives to combat homelessness; music and art initiatives; AIDS and HIV fundraisers; and multiple sclerosis fundraisers.

•
In addition, LivWell developed LivWell University, a program designed for new hires that provides in-depth education and training on cannabis, LivWell and the cannabis industry. In addition to learning about company benefits, policies, and expectations, LivWell University provides new hires with security and compliance classes, marijuana science classes and information on the company’s approach to community engagement among other presentations. After the standard orientation, new hires take additional classes specific to their focus, including those that relate to cultivation, processing and dispensing. Moreover, in order to stay on pace with an ever-changing industry, LivWell University is frequently adding new classes, updating current classes and bringing in new presenters to speak to the LivWell team. This initiative is a prime example of our tenants investing in the long-term development and success of their employees — and putting their people first.

Our Governance Responsibility
Ethics and Integrity
We conduct our business with an unwavering commitment to the highest level of ethics. It is the bedrock of our Company, built upon our management team’s decades of experience in institutional commercial real estate. Our Code of Business Ethics embodies that commitment. While the highest level of professionalism and ethics is at the core of all of our interactions, we also have numerous internal control systems in place, and our Board provides strong, independent oversight of our overall operations, with two-thirds of our Board comprised of independent directors. We are also committed to a harassment-free workplace, and require every employee to conduct themselves professionally and respectfully.
Stockholder Engagement
We engage with our stockholders throughout the year through a multi-pronged program whereby we seek input, address questions and concerns, and provide perspective on our Company’s policies and practices. We seek to be as transparent as possible with our stockholders regarding our business and execution on our corporate strategy, providing frequent, broadly disseminated updates via news releases and our filings with the SEC.
Our Board also welcomes communications from our stockholders. Any stockholder or other interested party who wishes to communicate with the Board or one or more members of the Board can do so in writing in care of the General Counsel of Innovative Industrial Properties, Inc., at our San Diego office, 11440 West Bernardo Court, Suite 100, San Diego, California 92127. The General Counsel is directed to forward each communication to the appropriate director or directors for whom it is intended.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2019 Business Performance Overview
2019 was a year of tremendous growth and delivery of strong financial and operational performance by the company, significantly outpacing our Board’s and management’s internal plans. Highlights for 2019 include the following:
•
Acquisitions and Revenue Growth:   We completed $525 million of additional investments in 35 transactions (which amounts included the purchase prices, construction funding and tenant improvement allowances for properties acquired during the year and tenant improvement allowances for leases amended during the year), growing our property portfolio to 46 properties and approximately 3.1 million rentable square feet, reflecting year-over-year growth in these metrics of 318% and 202%, respectively. Our acquisitions drove 202% year-over-year growth in total revenues to $44.7 million in 2019. Our growth in total assets and total revenues over the past three years is depicted on the charts below (in millions):

Total Assets
$800.0
$600.0
$400.0
$200.0
$-
128% CAGR*
$63.3
$80.0
$281.5
$745.8
2016
2017
2018
2019

Total Revenue Growth
164% CAGR*
$50.0
$40.0
$30.0
$20.0
$10.0
$-
$6.4
$14.8
$44.7
2017
2018
2019

•
Bottom-Line Performance:

•
We generated total net income available to common stockholders of  $22.1 million and adjusted funds from operations (“AFFO”) of  $34.9 million in 2019, with 2019 AFFO growth of 259% over the prior year. AFFO is a non-GAAP financial measure. For a definition and discussion of adjusted funds from operations, or AFFO, and a reconciliation of AFFO to net income attributable to common stockholders, see pages 56-58 of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020.

•
We generated total net income available to common stockholders per diluted share of  $2.03 and AFFO per diluted share of  $3.27 in 2019, with 2019 AFFO per diluted share growth of 144% over the prior year.

•
Our growth in AFFO and AFFO per diluted share over the past three years are depicted in the charts below (in millions, except per share data):

AFFO Growth
285% CAGR*
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$2.4
$9.7
$34.9
2017
2018
2019

AFFO Per Diluted Share Growth
$4.00
$3.00
$2.00
$1.00
$-
121% CAGR*
$0.67
$1.34
$3.27
2017
2018
2019

•
Dividend Growth:   We paid our fourth quarter dividend of  $1.00 per share on January 15, 2020 to common stockholders of record as of December 31, 2019, representing a 186% increase from the same quarter of the prior year and an annualized dividend rate of  $4.00 per share. During 2019, we declared dividends to our common stockholders totaling $2.83 per share. Our growth in quarterly common stock dividends declared over the past three years is depicted on the charts below:

Dividend Growth
127% CAGR*
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
$0.55
$1.20
$2.83
2017
2018
2019

*
CAGR represents the compound annual growth rate for the relevant metric.

•
Total Stockholder Return:   We achieved total common stockholder returns of 72.6%, 150.2% and 356.0% for the one, two and three year periods ending December 31, 2019, respectively, assuming dividend reinvestment and calculated based on the closing stock price on the trading day immediately prior to the first day of the measurement period and the last trading day of the measurement period. Our total stockholder return (IIPR) as of December 31, 2019 versus the S&P 500 Stock Index (S&P 500) and the FTSE NAREIT All Equity REITs Index (REIT Index) since the first day of trading of our common stock on the NYSE (December 1, 2019) is set forth in the chart below:

Total Stockholder Return
350%
300%
250%
200%
150%
100%
50%
0%
-50%
IIPR
REIT Index
S&P 500
12/1/16
12/31/16
12/31/17
12/31/18
12/31/19

Compensation Process
Executive Compensation Components
We believe that the compensation of our executive officers aligns their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced executive officers and motivates the executive officers to contribute to our success. In addition to base salary and cash incentive awards, all of our executive officers are eligible to receive equity-based compensation under the Incentive Plan.
We use restricted stock grants as the primary means of delivering long-term compensation to our executive officers. Shares of restricted stock are shares of our common stock that are forfeitable until the lapse of the applicable restrictions. We believe that restricted stock grants with multi-year vesting periods align the interests of executive officers and stockholders and provide strong incentives to our executive officers to achieve long-term growth in our business, grow the value of our common stock and maintain or increase our dividends. The executive officers personally benefit from these efforts through their restricted stock awards, which receive dividends at the same rate as unrestricted common stock and increase in value as the value of our common stock increases.
Our compensation committee determines the restrictions for each award granted pursuant to the Incentive Plan. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. Vesting of restricted stock will generally be subject to annual vesting periods of three years and will be conditioned upon the participant’s continued employment, among other restrictions that may apply. If the performance goals are not achieved or the time-based restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock.
The Company prohibits the hedging of Company securities by its executive officers and directors. None of the executive officers or directors has entered into any hedging arrangements with respect to the Company’s securities. In addition, restricted stock may not be sold, assigned, pledged or otherwise transferred.
Determination of Executive Compensation
The Board established the compensation committee to carry out the Board’s responsibilities to administer our compensation programs. The compensation committee has the final decision-making authority for the compensation of our executive officers. The compensation committee operates under a written charter adopted by the compensation committee and approved by the Board. The charter is available in the investor relations section of our website (www.innovativeindustrialproperties.com). Information that is presented or hyperlinked on our website is not incorporated by reference into this proxy statement.
Our compensation committee has independent authority to engage outside consultants and obtain input from external advisers as well as our management team or other employees.
The compensation committee may retain any independent counsel, compensation consultant or other experts or advisors that it believes to be desirable and appropriate. The compensation committee may also use the services of the Company’s regular legal counsel or other advisors to the Company. The compensation committee undertakes an independent assessment prior to retaining or otherwise selecting any independent counsel, compensation consultant, search firm, expert or other advisor that will provide advice to it, taking such factors into account and as otherwise may be required by the NYSE from time to time. On at least an annual basis, the compensation committee evaluates whether any work by any compensation consultant it has engaged raised any conflict of interest. The compensation committee did not engage a compensation consultant in fiscal year 2019.
Our executive chairman and chief executive officer typically attend compensation committee meetings, except for executive sessions (unless specifically requested by the compensation committee to be present). Each of our executive chairman and chief executive officer may provide recommendations with respect to compensation for the executive officers other than himself. The compensation committee considers these recommendations, but may approve, reject or adjust them as it deems appropriate.
Our compensation committee periodically deliberates and considers the value and relevance of adopting a peer group as a formal element of the Company’s executive compensation program. After careful consideration, the compensation committee determined that formal implementation of a targeted peer group continues to provide limited value and could provide for inappropriate benchmarking of executive compensation, primarily due to the fact that our Company is the only publicly traded real estate company focused on the regulated cannabis industry and traded on a primary exchange in the United States, serving a highly unique industry subject to ongoing federal regulatory uncertainties and a rapidly evolving business environment. Notwithstanding the foregoing, our compensation committee intends to continue to evaluate the usefulness and potential adoption of a peer group in the future, as a part of its periodic evaluation of our executive compensation program overall.
Corporate Goals for Year-End 2019 Executive Compensation Decisions
The compensation committee evaluated the Company’s overall performance in 2019 based on the following metrics:
1)
Deployment of Additional Capital

We completed $525 million of additional investments in 35 transactions (which amounts included the purchase prices, construction funding and TI allowances for properties acquired during the year and TI allowances for leases amended during the year), well above the Company’s targeted goal. This total investment in 2019 was three times the amount committed by the Company in all of 2016, 2017 and 2018 combined.
2)
Continue to Enhance Tenant and State Diversification

We enhanced our geographic diversification by acquiring properties in six new states, and added 13 new tenants to our tenant roster, achieving a more significant level of diversification in both metrics than the target goals.
3)
Additional Capital Raising Activities and Maintain Flexibility in Raising Capital:

In February 2019, we completed a private offering of  $143.75 million of 3.75% Exchangeable Senior Notes due 2024 (the “Notes”), including the exercise in full of the initial purchasers’ option to purchase $18.75 million aggregate principal amount of additional Notes.
In July 2019, we completed an underwritten follow-on public offering of our common stock, raising net proceeds of approximately $180.1 million, including the exercise in full of the underwriters’ option to purchase additional shares.

In September 2019, we established an “at-the-market” offering program for our common stock, with total capacity of up to $250 million, and through December 31, 2019, raised approximately $106.5 million in net proceeds.
In December 2019, we filed an automatic universal shelf registration statement, which provides us the additional capital flexibility to conduct registered securities offerings from time to time.
Our capital raising results also significantly outpaced our Company’s target goal, in addition to achieving the goals of expanding our financing alternatives and flexibility, as evidenced through our Notes issuance, our establishment of the ATM program, and our filing of an automatic universal shelf registration statement during the year.
4)
Achieve Targeted Yields on Investments

We achieved an aggregate average initial yield on our investments within our targeted yield range, while at the same time expanding our tenant roster to include additional leading licensed multi-state cannabis operators.
5)
Managing General and Administrative Costs

We managed general and administrative costs to within our revised forecasted budget for 2019, which was revised upwards in 2019 given our Company’s significantly higher growth in properties through acquisitions than anticipated, and our transition out of emerging growth status effective as of December 31, 2019, which was earlier than we had anticipated and which resulted in significant additional costs relating to reporting and compliance.
Compensation Components
Our compensation program consists of three elements:
Base Salary
Adjustments to base salary for our named executive officers are determined by the compensation committee in its discretion and are based upon a review of a variety of factors, including the following:
•
individual and Company performance, measured against quantitative and qualitative goals, such as growth, financial performance and other matters;

•
duties and responsibilities as well as the named executive officer’s experience; and

•
the types and amount of each element of compensation to be paid to the named executive officer.

In 2019, the compensation committee approved the changes to our named executive officers’ base salaries indicated below, effective as of January 1, 2019, based on the compensation committee’s assessment of the Company’s financial and operational performance and its evaluation of each named executive officer’s individual performance:
Executive	2018 Annual Base Salary	2019 Annual Base Salary	Percentage Change from 2018 to 2019
Alan Gold	$600,000	$650,000	8.3%
Paul Smithers	$360,000	400,000	11.1%
Catherine Hastings	$210,000	235,000	11.9%
Brian Wolfe	$210,000	230,000	9.5%

The 2019 and 2020 annual base salaries for Messrs. Gold, Smithers and Wolfe and Ms. Hastings, our named executive officers, are set forth below:
Executive	2019 Annual Base Salary	2020 Annual Base Salary	Percentage Change from 2019 to 2020
Alan Gold	$650,000	$682,500	5.0%
Paul Smithers	400,000	420,000	5.0%
Catherine Hastings	235,000	246,750	5.0%
Brian Wolfe	230,000	241,500	5.0%
Equity Awards
We have adopted the Incentive Plan, under which awards may be made in the form of restricted stock units (“RSUs”), restricted stock or cash. The purposes of the Incentive Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to more closely align the participants’ interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, officers, employees, consultants and non-employee directors are eligible to participate in the Incentive Plan.
The Incentive Plan is administered by our compensation committee, which interprets the Incentive Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the amount of cash or number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.
Unless the Incentive Plan is earlier terminated by our Board, the Incentive Plan will automatically terminate on the date which is ten years following the effective date of the Incentive Plan. Awards granted before the termination of the Incentive Plan may extend beyond that date in accordance with their terms.
In January of each year, Messrs. Gold, Smithers and Wolfe and Ms. Hastings were granted the following shares of restricted stock and/or RSUs:
Executive	2018 Restricted Stock(1)	2019 Restricted Stock(2)	2020 Restricted Stock(3)	2020 RSUs(3)
Alan Gold	40,749	17,034	—	15,978
Paul Smithers	11,886	11,358	—	10,653
Catherine Hastings	6,792	7,572	—	7,323
Brian Wolfe	6,792	7,572	6,657	—

(1)
These shares vest ratably on January 1, 2019, January 1, 2020 and January 1, 2021 for each of named executive officers, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date.

(2)
These shares vest ratably on January 1, 2020, January 1, 2021 and January 1, 2022 for each of named executive officers, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date.

(3)
These shares and RSUs vest ratably on January 1, 2021, January 1, 2022 and January 1, 2023 for each of named executive officers, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date.

Our compensation committee chose to grant long-term incentive awards to our named executive officers exclusively in the form of restricted stock and/or RSUs in 2019 because the committee believes that restricted stock and/or RSUs align the interests of our named executive officers with those of our stockholders and give our named executive offices additional incentives to protect and align with long-term value creation.

The committee determined the number of shares of restricted stock and/or RSUs to grant to each of our named executive officers in 2019 based on each named executive officer’s contributions to date and expected role in executing on the Company’s strategy over the next three years.
Incentive Awards
Our annual executive bonus program is intended to reward our executive officers for individual achievement in supporting the fulfillment of corporate objectives. Our goal is to have a significant portion of the executive officers’ compensation consist of bonuses awarded based on the financial and operational performance of the Company.
The compensation committee, with input from our executive chairman with respect to the other executive officers, uses its discretion in determining actual bonus amounts, based on its review of the performance of the Company and careful evaluation of each executive officer’s performance.
The specific amounts of the bonuses awarded to our named executive officers for the 2019 fiscal year are reflected in the Summary Compensation Table. Bonuses were approved by the compensation committee and paid in January 2020.
Other Compensation Policies
Other Benefits
We provide benefits such as a 401(k) plan, medical, dental and life insurance and disability coverage for all of our employees, including our executive officers. We also provide personal paid time off and other paid holidays to all employees, including the executive officers, which are similar to those provided at comparable companies. We believe that our employee benefit plans are an appropriate element of compensation and are necessary to attract and retain employees.
Agreements with Our Named Executive Officers
As described in greater detail below under “Severance and Change of Control Agreements,” each of our named executive offices has a severance and change of control agreement. These agreements provide for certain benefits if the named executive officer’s employment is terminated by the Company without “cause” or by the named executive officer for “good reason” (each as defined in the applicable severance and change of control agreement) (a “Qualifying Termination”), and the benefits vary depending on whether the Qualifying Termination occurs within two years after a change of control of the Company. In addition, executives may receive certain benefits on a qualifying termination (a “Qualifying Termination”).
“Cause” is defined in these agreements generally to include a termination of employment due to (1) willful and continued failure substantially to perform the executive’s duties after a written demand, (2) willful commission of an act of fraud or dishonesty resulting in economic or financial damage, (3) conviction of, or entry of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude, (4) willful breach of fiduciary duty that results in economic or other damage, or (5) a willful and material breach of the executive’s covenants in the agreement.
“Good reason” is defined in the agreements generally to include certain resignations of employment following (1) a material diminution of authority, duties or responsibilities, (2) a material diminution of annual base salary, (3) a material change in geographic location or (4) a material breach of any agreement pursuant to which the executive provides services.
The agreements define a “change of control” generally to include (1) certain changes in the ownership of the Company resulting from a person or group acquiring ownership of more than 50% of the total fair market value of the stock of the Company, (2) certain changes in in the effective control of the Company resulting from the acquisition of stock possessing more than 30% of the total power of the stock of the Company, or a change in the majority of our Board in a 12-month period that is not approved by a majority of the incumbent directors, or (3) certain changes the ownership of the Company’s assets representing more than 50% of the gross fair market value of the assets of the Company.

The agreements define as Qualifying Termination generally to include a voluntary termination of employment after the executive has (1) reached age 65 or (2) reached age 55 with 10 years of service or (3) reached an age that, when added to years of service, equals at least 75 and, in each case, has complied with specified notice requirements.
We believe these triggering events are customary and appropriate to enhance our named executive officers’ ability to continue to focus on the performance of the Company and the best interests of our shareholders in the event of a potential strategic transaction without undue concern for the impact of the transaction on their continued employment.
Compensation Committee Report
The Compensation Committee of the Board of Directors of Innovative Industrial Properties, Inc., a Maryland corporation, or the Company, has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2020 Annual Meeting of stockholders and in the Company’s 2019 Annual Report on Form 10-K.
Submitted on March 31, 2020 by the members of the Compensation Committee of the Company’s Board of Directors.
Gary Kreitzer, Chair
Scott Shoemaker
David Stecher
The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION TABLES
Summary Compensation Table for 2019
The table below sets forth the compensation paid to or earned by to our principal executive officer and our three other most highly compensated executive officers in the fiscal years indicated. The four executive officers are referred to in this proxy statement as our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation(4)	Total
Alan Gold Executive Chairman	2019	$650,000	$1,300,000	$900,077(3)	$8,400	$2,858,477
	2018	600,000	800,000	1,200,058(2)	8,250	2,608,308
	2017	600,000	400,000	1,199,985(1)	8,100	2,208,085
Paul Smithers President and Chief Executive Officer	2019	400,000	400,000	600,157(3)	8,400	1,408,557
	2018	360,000	360,000	350,043(2)	8,250	1,078,293
	2017	350,000	210,000	315,000(1)	8,100	883,100
Catherine Hastings Chief Financial Officer, Chief Accounting Officer and Treasurer	2019	235,000	235,000	400,104(3)	8,400	878,504
	2018	210,000	210,000	200,024(2)	8,250	628,274
	2017	187,000	120,000	127,491(1)	5,671	440,162
Brian Wolfe Vice President, General Counsel and Secretary	2019	230,000	230,000	400,104(3)	8,400	868,504
	2018	210,000	210,000	200,024(2)	8,250	628,274
	2017	200,000	120,000	159,994(1)	8,100	488,094

(1)
Represents the grant date fair value of restricted stock awarded in 2017 based on the closing price of our common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Smithers and Wolfe and Ms. Hastings were awarded 64,239, 16,863, 8,565 and 6,825 shares of restricted stock, respectively. The restricted stock vested ratably on each of January 1, 2018, January 1, 2019 and January 1, 2020. Dividends are paid on the entirety of the grant from the date of the grant.

(2)
Represents the grant date fair value of restricted stock awarded in 2018 based on the closing price of our common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Smithers and Wolfe and Ms. Hastings were awarded 40,749, 11,886, 6,792 and 6,792 shares of restricted stock, respectively. The restricted stock vests ratably on each of January 1, 2019, January 1, 2020 and January 1, 2021. Dividends are paid on the entirety of the grant from the date of the grant.

(3)
Represents the grant date fair value of restricted stock awarded in 2019 based on the closing price of our common stock on the date of such grants, as determined in accordance with ASC Topic 718. Messrs. Gold, Smithers and Wolfe and Ms. Hastings were awarded 17,034, 11,358, 7,572 and 7,572 shares of restricted stock, respectively. The restricted stock vests ratably on each of January 1, 2020, January 1, 2021 and January 1, 2022. Dividends are paid on the entirety of the grant from the date of the grant.

(4)
Represents matching contributions made by us to each of our executive officers pursuant to a retirement savings plan that we maintain under Section 401(k) of the Internal Revenue Code of 1986, as amended, to cover our eligible employees, including our executive officers. The plan allows eligible employees to defer, within prescribed limits, up to 100% of their compensation through contributions to the plan. We currently match each eligible participant’s contributions, within prescribed limits, with an amount equal to 50% of such participant’s initial contributions up to 6% of such participant’s compensation. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants. Dividends on unvested restricted stock are excluded from all other compensation for all periods presented, as they are factored into the determinations of the grant date fair values of the corresponding stock awards as described in the footnotes above.

Grants of Plan-Based Awards for 2019
The table below provides information about plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2019.
	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)
Alan Gold	January 16, 2019	17,034	$900,077
Paul Smithers	January 16, 2019	11,358	600,157
Catherine Hastings	January 16, 2019	7,572	400,104
Brian Wolfe	January 16, 2019	7,572	400,104

(1)
The restricted stock vests ratably on each of January 1, 2020, January 1, 2021 and January 1, 2022. Dividends are paid on the entirety of the grant from the date of the grant.

(2)
This column has been calculated by multiplying the closing market price of our common stock on the grant date for the restricted stock awards by the number of shares awarded, in accordance with ASC Topic 718. The closing market price on January 16, 2019 was $52.84 per share.

Outstanding Equity Awards at December 31, 2019
The table below provides information about outstanding equity awards for each of our named executive officers as of December 31, 2019.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Alan Gold	65,613(2)	$4,978,058
Paul Smithers	24,903(3)	1,889,391
Catherine Hastings	14,375(4)	1,090,631
Brian Wolfe	14,955(5)	1,134,636

(1)
The market value of unvested restricted common stock is calculated by multiplying the number of unvested shares of restricted common stock held by the applicable named executive officer by the closing price of our common stock on December 31, 2019, which was $75.87.

(2)
40,674, 19,261 and 5,678 shares of restricted common stock vest on January 1, 2020, January 1, 2021 and January 1, 2022, respectively, provided that Mr. Gold continues to be an employee of the Company or a non-employee member of the Board on each such date.

(3)
13,369, 7,748 and 3,786 shares of restricted common stock vest on January 1, 2020, January 1, 2021 and January 1, 2022, respectively, provided that Mr. Smithers continues to be an employee of the Company or a non-employee member of the Board on each such date.

(4)
7,063, 4,788 and 2,524 shares of restricted common stock vest on January 1, 2020, January 1, 2021 and January 1, 2022, respectively, provided that Ms. Hastings continues to be an employee of the Company or a non-employee member of the Board on each such date.

(5)
7,643, 4,788 and 2,524 shares of restricted common stock vest on January 1, 2020, January 1, 2021 and January 1, 2022, respectively, provided that Mr. Wolfe continues to be an employee of the Company or a non-employee member of the Board on each such date.

Stock Vested During 2019
The table below provides information about restricted stock vesting for each of our named executive officers during the fiscal year ended December 31, 2019. No stock options were outstanding or exercised during the fiscal year ended December 31, 2019.
	Stock Awards
Name	Number of Shares or Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Alan Gold	34,996	$1,588,468
Paul Smithers	9,583	434,972
Catherine Hastings	4,539	206,025
Brian Wolfe	5,119	232,351

(1)
Represents the aggregate of equity grants that vested on January 1, 2019.

(2)
This column represents the number of shares of stock that vested multiplied by the market price of the common stock on the vesting date.

We did not provide any defined benefit pension plans or nonqualified deferred compensation plans in which our named executive officers participated during 2019. Accordingly, we have not included a Pension Benefits table or a Nonqualified Deferred Compensation table in this proxy statement.
Severance and Change of Control Agreements
We entered into severance and change of control agreements with Messrs. Gold, Smithers and Wolfe that became effective on January 18, 2017. We also entered into a severance and change of control agreement with Ms. Hastings that became effective on June 7, 2017. Except as provided below, each of the severance and change of control agreements with the named executive officers contains substantially similar terms.
The severance and change of control agreements had an original fixed term expiring on December 31, 2019, but they include automatic renewal provisions under which they automatically renew for successive three-year terms unless either party gives written notice of non-renewal within 90 days before the end of the then-current term. Pursuant to these automatic renewal provisions, each of our named executive officers’ agreements renewed as of December 31, 2019.
The severance and change of control agreements provide that, if a named executive officer’s employment is terminated by the Company in a Qualifying Termination, the executive will be entitled to severance payments and certain benefits, subject to certain conditions specified below.
If the named executive officer experiences a Qualifying Termination, other than within two years of a “change of control” (as defined in the applicable severance and change of control agreement), (a) the executive will receive (i) a cash payment equal to the sum of his annual base salary and his average annual cash bonus during the past three years, multiplied by three, with respect to Messrs. Gold and Smithers, and two, with respect to Mr. Wolfe and Ms. Hastings, and (ii) 18 months of premiums the executive would be required to pay to continue health plan coverage under the Company’s health plans; and (b) the executive’s unvested equity awards subject to time-based vesting will vest on a pro-rated basis and the executive’s performance-based equity awards will be earned on a pro-rated basis based on the level of achievement as of such date of termination.
In the event of a Qualifying Termination of the executive within two years after a change of control of the Company, in addition to the compensation set forth above, all unvested equity awards subject to time-based vesting will vest immediately, and all unearned performance-based equity awards will vest at the greater of actual performance or target. In addition, if an executive has a Qualifying Retirement, then the executive’s unvested restricted stock or RSUs will vest on the date of retirement.
The severance and change of control agreements require each executive to sign a general release of claims against the Company as a condition of receiving the severance payment. In addition, for one year after termination of employment for any reason, the executive is prohibited from directly or indirectly soliciting (a) any of the Company’s employees to leave the Company or (b) any prospective employees negotiating with the Company on the date of termination to cease negotiations. The executive is also required to provide consulting services to the Company for up to 20 hours per month during the six months after any termination of employment and requires the executive to maintain the confidentiality of the Company’s confidential information.
If the executive retires for other than good reason and gives the Company a specified advance notice before retiring, or if the executive dies or terminates employment because of disability, all unvested stock rights awards that vest based on continued employment will vest immediately on the date of such retirement or termination. The executive will remain eligible to receive performance shares awarded under the Company’s equity incentive plans before his termination if the Company achieves the stated performance goals during the remainder of the performance period, as if the executive’s employment had not terminated. To qualify for these benefits on retirement, the executive must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give the Company the required number of years of advance notice of retirement.
The severance and change of control agreements also provide that severance payments are subject to recoupment as required by any recoupment policy approved by the Board.
If an executive’s employment is terminated by the Company for cause or by the executive without good reason (and other than for death, disability or a qualifying retirement), the executive will not be entitled to any severance payment or benefits under the severance and change of control agreement.
None of the severance and change of control agreements provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended.
Termination and Change of Control Scenario Table
The table below reflects the amount of compensation that each of our named executive officers would be entitled to receive under his or her existing severance and change of control agreement with the Company upon termination of such executive’s employment in certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2019, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. In the event of a termination by the Company for cause or by the executive without good reason, including in connection with a change of control, such executive would not be entitled to any of the amounts reflected in the table. Although each severance and change of control agreement provides for a “phase-in” over a three-year period ending on December 31, 2019 of severance amounts payable, the table below is presented as if there was no phase-in of severance amounts payable (i.e., the table assumes 100% of severance amounts payable under each severance and change of control agreement).

NEO and Trigger	Severance Payments(1)	Medical Benefits(2)	Value of Accelerated Equity Awards(3)	Total
Alan Gold
Qualifying Termination (other than within two years of a “change of control”)	$4,450,000	$40,474	$4,114,076	$8,604,550
Qualifying Termination (within two years of a “change of control”)	4,450,000	40,474	4,978,058	9,468,532
Qualifying Retirement	—	—	4,978,058	4,978,058
Death	—	—	4,978,058	4,978,058
Disability	—	—	4,978,058	4,978,058
Paul Smithers
Qualifying Termination (other than within two years of a “change of control”)	$2,170,000	$76,652	$1,444,716	$3,691,368
Qualifying Termination (within two years of a “change of control”)	2,170,000	76,652	1,889,391	4,136,043
Qualifying Retirement	—	—	1,889,391	1,889,391
Death	—	—	1,889,391	1,889,391
Disability	—	—	1,889,391	1,889,391
Catherine Hastings
Qualifying Termination (other than within two years of a “change of control”)	$846,667	$55,849	$803,972	$1,706,488
Qualifying Termination (within two years of a “change of control”)	846,667	55,849	1,090,631	1,993,147
Qualifying Retirement	—	—	1,090,631	1,090,631
Death	—	—	1,090,631	1,090,631
Disability	—	—	1,090,631	1,090,631
Brian Wolfe
Qualifying Termination (other than within two years of a “change of control”)	$833,333	$47,816	$847,936	$1,729,085
Qualifying Termination (within two years of a “change of control”)	833,333	47,816	1,134,636	2,015,785
Qualifying Retirement	—	—	1,134,636	1,134,636
Death	—	—	1,134,636	1,134,636
Disability	—	—	1,134,636	1,134,636

(1)
Amount represents the sum of the executive’s annual base salary and his or her average annual cash bonus during the past three years, multiplied by three, with respect to Messrs. Gold and Smithers, and two, with respect to Ms. Hastings and Mr. Wolfe.

(2)
Amount represents the amount needed to pay for health benefits for the executive and his or her eligible family members for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination.

(3)
For a Qualifying Termination within two years of a “change of control,”, Qualifying Retirement, death or disability, amount is equal to each named executive officer’s total unvested restricted stock awards on December 31, 2019 multiplied by our common stock closing price on December 31, 2019 of  $75.87 per share. For a Qualifying Termination other than within two years of a “change of control,” amount is equal to each named executive officer’s pro rata restricted stock awards that would vest on December 31, 2019 multiplied by our common stock closing price on December 31, 2019 of  $75.87 per share.

Executive Chairman and CEO Pay Ratios
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of the annual total compensation of our Executive Chairman, Mr. Gold, and our CEO, Mr. Smithers, to the median of the annual total compensation of our other employees. Set forth below is a description of the methodology, including material assumptions, adjustments and estimates, we used to identify the median employee for purposes of calculating these ratios:
•
We identified the median employee using our employee population on December 31, 2019. As of December 31, 2019, we had a total population of eleven employees, including full-time, part-time and temporary employees, other than our Executive Chairman and CEO. All of our employees are located in the United States.

•
We identified the median employee by considering the following three elements of compensation: 2019 base salary, discretionary bonus earned in 2019, and equity awards granted in 2019 (at the grant date fair value). For permanent employees (full-time and part-time) hired after January 1, 2019, we annualized the aforementioned components.

Using the methodology described above, we selected the median of our employee population. For fiscal year 2019, the median of the annual total compensation of our employees (other than our Executive Chairman and CEO) was $278,160, and the annual total compensation of Messrs. Gold and Smithers was $2,858,477 and $1,408,557, respectively. Based on this information, the ratio of the annual total compensation of Mr. Gold to the median of the annual total compensation of all employees other than our Executive Chairman and CEO was 10.3 to 1 and the ratio of the annual total compensation of Mr. Smithers to the median of the annual total compensation of all employees other than our Executive Chairman and CEO was 5.1 to 1. The annual total compensation of Messrs. Gold and Smithers presented for this purpose is equal to the compensation reported for them in the “Summary Compensation Table” included on page 33 of this Proxy Statement.
The pay ratios above represent our reasonable estimates calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the compensation committee nor our management used these pay ratio measures in making compensation decisions.
Compensation Risk Assessment
The compensation committee reviews our company-wide incentive programs to assess whether the incentive programs for all employees, including our named executive officers, encourage desirable behavior as it relates to our long-term growth, and reflect our risk management philosophies, policies and processes.
Named Executive Officers.   The compensation committee exercises discretion and evaluates the annual cash incentive program based on financial, operational, and individual goals. The compensation committee has also sought to align the interests of our key employees and named executive officers with that of our stockholders through grants of restricted stock and restricted stock unit awards, thereby giving employees additional incentives to protect and align with long-term value creation.

All Other Employees.  Other officer and non-officer employee compensation awards are unlikely to encourage the taking of unnecessary or excessive risks that could threaten long-term value creation. Management monitors the cash and equity incentive awards made to our employees and reviews those awards in light of the potential risks relative to the control environment, each respective employee’s responsibilities, and the general policies and procedures of our company. Key employees also receive grants of restricted stock and restricted stock unit awards.
Based on its evaluation, the compensation committee does not believe that the compensation programs give rise to any risks that are reasonably likely to have a material adverse effect on our company.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our common stock that may be issued under our Incentive Plan as of December 31, 2019.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders(1)	—	—	748,457
Equity compensation plans not approved by stockholders	—	—	—
Total	—	—	748,457

(1)
Our Incentive Plan was approved by our stockholders prior to the completion of our initial public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 9, 2020 for each person or group that holds more than 5% of our common stock, for each director and named executive officer and for our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. Unless otherwise indicated, the address of each named person is c/o Innovative Industrial Properties, Inc., 11440 West Bernardo Court, Suite 100, San Diego, California 92127. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change of control of the Company.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of All Shares(1)
Alan Gold(2)	377,086	2.2%
Paul Smithers(3)	40,809	*
Gary Kreitzer(4)	35,575	*
Catherine Hastings(5)	15,907	*
Brian Wolfe(6)	18,865	*
Scott Shoemaker(7)	5,560	*
David Stecher(8)	5,720	*
Mary Curran(9)	1,805	*
All directors and officers as a group (eight persons)	501,327	2.9%
BlackRock, Inc.(10)	1,961,264	11.5%
Vanguard Group, Inc.(11)	1,312,201	7.7%

*
less than 1%.

(1)
Based on a total of  [           ] shares of our common stock outstanding as of April 9, 2020.

(2)
Includes 24,939 shares of restricted stock held by Mr. Gold directly. Also includes 67,500 shares held in irrevocable children’s trusts. Excludes 15,978 RSUs that vest ratably on each of January 1, 2021, January 1, 2022 and January 1, 2023.

(3)
Includes 11,534 shares of restricted stock held by Mr. Smithers directly. Excludes 10,653 RSUs that vest ratably on each of January 1, 2021, January 1, 2022 and January 1, 2023.

(4)
Includes 1,711 shares of restricted stock held by Mr. Kreitzer directly.

(5)
Includes 7,312 shares of restricted stock held by Ms. Hastings directly. Excludes 7,323 RSUs that vest ratably on each of January 1, 2021, January 1, 2022 and January 1, 2023.

(6)
Includes 13,969 shares of restricted stock held by Mr. Wolfe directly.

(7)
Includes 1,482 shares of restricted stock held by Mr. Shoemaker directly.

(8)
Includes 1,482 shares of restricted stock held by Mr. Stecher directly and 70 shares held by Mr. Stecher’s spouse.

(9)
Includes 1,055 shares of restricted stock held by Ms. Curran directly.

(10)
Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055. The foregoing information is based on BlackRock, Inc.’s Schedule 13G/A filed with the SEC on February 4, 2020.

(11)
Includes 22,324 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts. Also includes 24,457 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group, Inc.’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The foregoing information is based on The Vanguard Group, Inc.’s Schedule 13G/A filed with the SEC on February 12, 2020.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of the reports on Forms 3 and 4 and amendments thereto furnished to us in 2019 and Forms 5 and amendments thereto furnished to us with respect to 2018, or written representations from reporting persons that no Form 5 filings were required, we believe that in 2019 our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act.
RELATED PARTY TRANSACTIONS
We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our audit committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision, as then in effect, except that the $120,000 threshold stated therein shall be deemed to be $60,000.
Mr. Gold utilizes a private airplane from time to time for company business travel purposes, which airplane is owned by an entity controlled by Mr. Gold, our executive chairman. We reimburse Mr. Gold for the Company-related use of the airplane by Mr. Gold, including out-of-pocket operating costs, on terms we believe are comparable to those we could secure from an independent third party. Our company’s decision to utilize Mr. Gold’s private airplane exclusively for business travel purposes was made to provide greater flexibility and time-savings for business travel of our management team, including meetings with investors and prospective business partners. As approved by our audit committee, approximately $308,000 and $202,000 were paid to Mr. Gold on account of such expenses for the years ended December 31, 2019 and 2018, respectively. Our audit committee has also approved such reimbursements by the Company to Mr. Gold for utilization of Mr. Gold’s private airplane for business travel purposes on an ongoing basis, for an amount not to exceed $350,000 for the year ending December 31, 2020.
OTHER MATTERS
As of the date of this proxy statement, management does not know of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS
Stockholders who wish to include a proposal in our proxy statement and form of proxy relating to the 2021 annual meeting of stockholders must be received by us no later than December 21, 2020. Such proposals must comply with the requirements established by the SEC in order to be included in the proxy statement. A stockholder who wishes to make a director nomination or proposal of other business at the 2021 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between November 21, 2020 and 5:00 p.m., Pacific Time, on December 21, 2020. If the stockholder fails to give timely notice as required by our current bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current bylaws include other requirements for director nominations and proposals of other business with which a stockholder must comply to make a nomination or business proposal.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our 2019 annual report to stockholders. Requests should be mailed to Brian Wolfe, Corporate Secretary, 11440 West Bernardo Court, Suite 100, San Diego, CA 92127. You may also access our Annual Report on Form 10-K in the Investors” section of our website (www.innovativeindustrialproperties.com).
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address: 11440 West Bernardo Court, Suite 100, San Diego, CA 92127, Attention: Brian Wolfe, Corporate Secretary, or telephone number: 858-997-3332. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET OR TELEPHONE OR, IF YOU REQUEST WRITTEN PROXY MATERIALS, BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.
By Order of the Board of Directors,
Alan Gold
Executive Chairman

Appendix A
INNOVATIVE INDUSTRIAL PROPERTIES, INC.
ARTICLES OF AMENDMENT
Innovative Industrial Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST:   Article V, Section 5.6 of the Articles of Amendment and Restatement of the Corporation, filed with the Department on January 24, 2017 (as amended and supplemented to date and as may be amended and supplemented from time to time, the “Charter”), is hereby amended by deleting Section 5.6 in its entirety and inserting in its place, the following:
CHARTER AND BYLAWS.   The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws. The Board shall have the non-exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.
SECOND:   The foregoing amendment does not increase the authorized stock of the Corporation nor does this amendment change the information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law.
THIRD:   The foregoing amendment of the Charter has been declared advisable and approved by the Board of Directors of the Corporation in the manner and by the vote required by law and approved by the requisite vote of the stockholders of the Corporation in the manner and by the vote required by law.
FOURTH:   The undersigned Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Vice President, General Counsel and Secretary as of the date first written above.
INNOVATIVE INDUSTRIAL PROPERTIES, INC.
By:
Name:
Title:
ATTEST:
By:
Name:
Title:

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

2020 Annual Meeting of Shareholders

June 2, 2020, 8:00 A.M. local time

This Proxy is Solicited On Behalf Of The Board Of Directors

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

PROPOSALS — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND 3 YEARS FOR PROPOSAL 5.

1. Election of directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

		FOR	WITHHOLD
(1)	Alan Gold	☐	☐
(2)	Gary Kreitzer	☐	☐
(3)	Mary Curran	☐	☐
(4)	Scott Shoemaker	☐	☐
(5)	Paul Smithers	☐	☐
(6)	David Stecher	☐	☐

3. Approval of an amendment to the Company's charter to provide stockholders the ability to alter, amend or repeal the Company's bylaws and adopt new bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. Approval on a non-binding advisory basis of the compensation of the Company's named executive officers. FOR ☐ AGAINST ☐ ABSTAIN ☐

5. To recommend, by non-binding advisory vote, the frequency of stockholder non-binding advisory votes relating to the Company's executive compensation. 3 YEARS ☐ 2 YEARS ☐ 1 YEAR ☐ ABSTAIN ☐

6. To vote and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holders.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2020.**

Date and Sign Below Please date this proxy and sign it exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such under signature(s). If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

The undersigned stockholder of Innovative Industrial Properties, Inc., a Maryland corporation (the"Company"), hereby appoints Alan Gold and Paul Smithers, and each of them, as proxies for the undersigned with full power of substitution in each, to attend the annual meeting of the Company's stockholders to be held on June 2, 2020 at 8:00 a.m., local time, at 11440 West Bernardo Court, Suite 100, San Diego, CA 92127, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2 , "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND "3 YEARS" FOR PROPOSAL 5, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

signed, on the other side)